SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 3, 2006

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

1.    Sublicense and Distribution Agreement with Pfizer, S.A. de C.V.

On February 6, 2006, Oscient Pharmaceuticals Corporation (the “Company”) entered into a Sublicensing and Distribution Agreement with Pfizer, S.A. de C.V. (“Pfizer Mexico”) whereby the Company sublicensed its rights to sell FACTIVE® (gemifloxacin mesylate) tablets in Mexico to Pfizer Mexico (“Pfizer Agreement”). Pfizer Mexico is responsible for obtaining regulatory approval for FACTIVE in Mexico. In exchange for those rights, Pfizer Mexico has agreed to pay the Company an up-front payment, milestones upon obtaining certain regulatory approvals and sales goals as well as royalties on future sales. These royalty rates are subject to reduction upon expiration of certain patents in Mexico for FACTIVE or if a generic form of gemifloxacin has a material impact on Pfizer Mexico’s sales volumes in Mexico.

Supply of Product

Pursuant to the Pfizer Agreement, Pfizer Mexico is obligated to exclusively purchase from the Company, and the Company must exclusively supply, all active pharmaceutical ingredient (“API”) for FACTIVE. The Company shall also initially provide Pfizer Mexico with bulk tablets in primary packaging until such time as Pfizer Mexico elects to transfer such fill-finish manufacturing to an alternate manufacturing source.

Termination

The Pfizer Agreement may be terminated by either party upon the occurrence of certain termination events, including Pfizer Mexico’s right to terminate at any time after the first anniversary of launch of FACTIVE tablets in Mexico upon six months prior written notice. Upon termination of the Pfizer Agreement, Pfizer Mexico is obligated to assign any and all rights to regulatory approvals in Mexico to the Company or its designee.

On February 7, 2006, the Company issued a press release announcing the entering into of the Pfizer Agreement. A copy of that press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

2.    Amendment to License and Option Agreement with LG Life Sciences Ltd.

Effective February 3, 2006, the Company amended its license and option agreement with LG Life Sciences, Ltd. for FACTIVE tablets. The amended agreement includes a reduction of future royalties payable to LG Life Sciences for sales of FACTIVE tablets in Mexico and Canada if the Company consummates sublicense agreements in such countries prior to dates specified in the amendment. The modified agreement also calls for additional milestone payments to be made to LG Life Sciences upon consummation of sublicense agreements in Mexico and Canada as well as upon receipt of regulatory approval of FACTIVE in each of such countries.

The foregoing is a summary description and, by its nature, is incomplete. All readers are encouraged to read the entire text of the Sublicensing and Distribution Agreement and Amendment to License and Option Agreement when they are filed. The Company’s filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.oscient.com under the heading “Investor Relations – SEC Filings.”

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1    Press Release issued by Oscient Pharmaceuticals Corporation on February 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/S/ STEPHEN COHEN
Name: Stephen Cohen Title: Senior Vice President and Chief Financial Officer

Date:  February 7, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Oscient Pharmaceuticals Corporation on February 7, 2006.